                                                                     EXHIBIT 4.1

   Temporary Certificate--Exchangeable for Definitive Engraved Certificate
                            When Ready for Delivery

                 NUMBER                                  SHARES
             PG

       SEE RESTRICTIVE LEGEND ON
         REVERSE OF CERTIFICATE           SEE REVERSE FOR CERTAIN DEFINITIONS

   THIS CERTIFICATE IS TRANSFERABLE
       IN NEW YORK, NEW YORK AND                   CUSIP 74158J 10 3
           CHICAGO, ILLINOIS

                                  PRIME GROUP
                                 REALTY TRUST

               ORGANIZED UNDER THE LAWS OF THE STATE OF MARYLAND

                                 COMMON SHARES

This Certifies that



is the owner of

     FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST,
                         $0.01 PAR VALUE PER SHARE, OF

                           PRIME GROUP REALTY TRUST

transferable only on the books of the Trust by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust of the Trust and any amendments thereto. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     Witness this facsimile seal of the Trust and facsimile signature of its duly authorized officers.

Dated:

                             CERTIFICATE OF STOCK

         /s/ Michael W. Reschke                  /s/ Robert J. Rudnik
         CHAIRMAN OF THE BOARD                 EXECUTIVE VICE PRESIDENT,
                                             GENERAL COUNSEL AND SECRETARY
          /s/ Richard S. Curto
          PRESIDENT AND CHIEF           COUNTERSIGNED AND REGISTERED
           EXECUTIVE OFFICER                    LASALLE NATIONAL BANK
                                                              TRANSFER AGENT
                                                               AND REGISTRAR

                                        BY

                                                        AUTHORIZED SIGNATURE

             [SEAL OF PRIME GROUP REALTY TRUST A MARYLAND TRUST]

                           PRIME GROUP REALTY TRUST

     The Trust is authorized to issue more than one class of stock. The Declaration of Trust on file in the office of the State Department of Assessments and Taxation of the State of Maryland sets forth a full statement of
(a) all of the designations, preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemptions, and other relative rights of the shares of each class of shares authorized to be issued and (b) the authority of the Board of Trustees to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series of the extent they have been set and the authority of the Board of Trustees to set the relative rights and preferences of subsequent series of preferred shares.

     The Common Shares represented by this certificate are subject to restrictions on transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as provided in the Trust's Declaration of Trust, no Person may (i) Beneficially or Constructively Own Common Shares in excess of 9.9% (or such other percentage as may be determined by the Board of Trustees) of the number of outstanding Common Shares, (ii) Beneficially Own Common Shares that would result in the Common Shares being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iii) Beneficially Own Common Shares that would result in the Trust being "closely held" under
Section 856(h) of the Code or (iv) Constructively Own Common Shares that would cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the Trust's real property, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially or Constructively Own Common Shares in excess of the above limitations must immediately notify the Trust in writing of such proposed or attempted Transfer. If any restrictions above are violated, the Common Shares represented hereby will be converted automatically into Excess Shares which will be transferred automatically, by operation of law, to a Share Trust to be held for the exclusive benefit of a Beneficiary to be named by the Trust. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Trust's Declaration of Trust, as the same may be further amended from time to time, a copy of which, including the restrictions of Transfer, will be sent without charge to each shareholder who so requests. Such requests must be made to he Secretary of the Trust at its principal office.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM--as tenants in common
     TEN ENT--as tenants by the entireties
     JT TEN --as joint tenants with right of
              survivorship and not as tenants
              in common

                       UNIF GIFT MIN ACT -- .............Custodian..............
                                                (Cust)                (Minor)
                                                under Uniform Gifts to Minors
                                             Act................................
                                                          (State)
                       UNIF TRF MIN ACT  -- ...........Custodian (until age ...)
                                               (Cust)
                                            .............under Uniform Transfers
                                               (Minor)
                                            to Minors Act.......................
                                                                (State)

    Additional abbreviations may also be used though not in the above list.

                                  ASSIGNMENT

     FOR VALUE RECEIVED, __________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
______________________________________
|                                    |
|____________________________________|



________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________________ Common Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said Common Shares on the books of the within named Trust with full power of substitution in the premises.

Dated ___________________________


                                       X _______________________________________

                                       X _______________________________________
                                 NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT
                                         MUST CORRESPOND WITH THE NAME(S) AS
                                         WRITTEN UPON THE FACE OF THE
                                         CERTIFICATE IN EVERY PARTICULAR,
                                         WITHOUT ALTERATION OR ENLARGEMENT OR
                                         ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By ______________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY
AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM), PURSUANT TO
S.E.C. RULE 17Ad-15.

___________________________________________________
 AMERICAN BANK NOTE COMPANY     NOV 4, 1997 fm
 3504 ATLANTIC AVENUE
 SUITE 12
 LONG BEACH, CA 90807           053384bk
 (562) 989-2333
 (FAX) (562) 426-7450           Proof ____  REV 2
___________________________________________________